       As filed with the Securities and Exchange Commission on August ____, 1997
                                                Registration No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            ULTRATECH STEPPER, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                                   94-3169580
     (State or other jurisdiction            (IRS Employer Identification No.)
     of incorporation or organization)

                  3050 ZANKER ROAD, SAN JOSE, CALIFORNIA 95134
               (Address of principal executive offices) (Zip code)

                             ----------------------

                      1993 STOCK OPTION/STOCK ISSUANCE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                             ----------------------

                              ARTHUR W. ZAFIROPOULO
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                             ULTRATECH STEPPER, INC.
                  3050 ZANKER ROAD, SAN JOSE, CALIFORNIA 95134
                     (Name and address of agent for service)
                                 (408) 321-8835
          (Telephone number, including area code, of agent for service)

                             ----------------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                          Proposed          Proposed
  Title of                                                 Maximum           Maximum
 Securities                           Amount              Offering          Aggregate            Amount of
    to be                             to be                 Price            Offering           Registration
 Registered                       Registered(1)         per Share(2)         Price(2)               Fee
 ----------                       ----------            ---------            -----                  ---
1993 Stock Option/
Stock Issuance Plan

Common Stock,
$0.001 par value                  450,000 shares         $26.9688            $12,135,960.00       $3,678.00

Employee Stock Purchase Plan

Common Stock,
$0.001 par value                  250,000 shares         $26.9688            $1,742,200.00        $2,043.00

                                                                         Aggregate Filing Fee:    $5,721.00

================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1993 Stock Option/Stock Issuance Plan and/or the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Ultratech Stepper, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, (the "1933 Act"), on the basis of the average of the high and low selling prices per share of Common Stock of Ultratech Stepper, Inc. on August 6, 1997 as reported by the Nasdaq National Market.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

                 Ultratech Stepper, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the
"Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission on March 28, 1997;

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, filed with the Commission on May 14, 1997;

         (c) The Registrant's report on Form 8-K filed with the Commission on February 26, 1997; and

         (d) The Registrant's Registration Statement No. 0-22248 on Form 8-A, filed with the Commission on August 13, 1993, pursuant to
                 Section 12 of the Securities and Exchange Act of 1934 (the "1934 Act") in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                 All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

                 Not applicable.

Item 5.   Interests of Named Experts and Counsel

                 Not applicable.

Item 6.  Indemnification of Directors and Officers

         The Registrant's Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by the Delaware General Corporation Law ("Delaware Law"). Delaware Law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derives an improper personal benefit.

         The Registrant's Bylaws provide that the Registrant shall indemnify its directors and may indemnify its officers, employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of an indemnified party in connection with the defense of any action or proceeding arising out of such party's status or service as a director, officer, employee or other agent of the Registrant upon an undertaking by such party to repay such advances if it is ultimately determined that such party is not entitled to indemnification.

         The Registrant has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Registrant, among other things, to indemnify such director or officer against certain expenses (including attorneys' fees), judgments, fines and settlement amounts paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Company (other than expenses arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Registrant. The Registrant believes that its Certificate of Incorporation and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7.  Exemption from Registration Claimed

                 Not applicable.

Item 8.  Exhibits

  Exhibit Number     Exhibit
  --------------     -------

         4           Instruments Defining Rights of Shareholders.  Reference is
                     made to Registrant's Registration Statement No. 0-22248 on
                     Form 8-A which is incorporated herein by reference
                     pursuant to Item 3(d).
          5          Opinion and Consent of Brobeck, Phleger & Harrison LLP.
         23.1        Consent of Ernst & Young LLP, Independent Auditors.
         23.2        Consent of Brobeck, Phleger & Harrison LLP is contained in
                     Exhibit 5.
         24          Power of Attorney.  Reference is made to page II-4 of this
                     Registration Statement.
         99.1        1993 Stock Option/Stock Issuance Plan (as Amended and
                     Restated on March 18, 1997).
         99.2*       Notice of Grant of Stock Option and Stock Option
                     Agreement.
         99.3*       Addendum to Stock Option Agreement (Change in Control).
         99.4*       Addendum to Stock Option Agreement (Special Tax
                     Elections).
         99.5*       Addendum to Stock Option Agreement (Limited Stock
                     Appreciation Right).
         99.6*       Addendum to Stock Option Agreement (Financial Assistance).
         99.7        Notice of Grant of Non-Employee Director Automatic Stock
                     Option and Non-Employee Director Automatic Stock Option
                     Agreement.
         99.8*       Stock Issuance Agreement.
         99.9*       Addendum to Stock Issuance Agreement (Special Tax
                     Elections).
         99.10**     Employee Stock Purchase Plan.
         99.11**     Form of Stock Purchase Agreement under Employee Stock
                     Purchase Plan.
         99.12**     Form of Enrollment/Change Form under Employee Stock
                     Purchase Plan.
         99.13**     Special Officer Participation Form under Employee Stock
                     Purchase Plan.
         99.14       Amendment to Employee Stock Purchase Plan.

         * Exhibits 99.2 through 99.6 are incorporated herein by reference to Exhibits 99.2 through 99.9, respectively, to Registrant's Registration Statement No. 33-70790 on Form S-8, filed with the Commission on October 22, 1993.

         * Exhibits 99.8 and 99.9 are incorporated herein by reference to Exhibits 99.8 and 99.9, respectively, to Registrant's Registration Statement No. 33-70790 on Form S-8, filed with the Commission on October 22, 1993.

         ** Exhibits 99.10 through 99.13 are incorporated herein by reference to Exhibits 99.11 through 99.13, respectively, to Registrant's Registration Statement No. 33-92572 on Form S-8, filed with the Commission on May 22, 1995.

Item 9.  Undertakings

                 A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement;
(2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1993 Stock Option/Stock Issuance Plan and/or Employee Stock Purchase Plan.

                 B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above or otherwise, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 8th day of August, 1997.


                                        ULTRATECH STEPPER, INC.

                                              /s/ Arthur W. Zafiropoulo
                                        By:___________________________________
                                           Arthur W. Zafiropoulo
                                           Chairman of the Board and
                                           Chief Executive Officer


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

                 That the undersigned officers and directors of Ultratech Stepper, Inc., a Delaware corporation, do hereby constitute and appoint Arthur
W. Zafiropoulo and William G. Leunis, III, and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                 IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                                      Title                                         Date
----------                                      -----                                         ----
         /s/ Arthur W. Zafiropoulo              Chairman of the Board                         August 8, 1997
------------------------------------            and Chief Executive Officer
Arthur W. Zafiropoulo                           (Principal Executive Officer)

   /s/ William G. Leunis, III                   Senior Vice President, Finance, Secretary,    August 8, 1997
------------------------------------            William G. Leunis, III
                                                Treasurer and Chief Financial Officer
                                                (Principal Financial and Accounting Officer)




   /s/ Gregory Harrison                         Director                                      August 8, 1997
------------------------------------
Gregory Harrison




   /s/ Kenneth Levy                             Director                                      August 8, 1997
------------------------------------
Kenneth Levy




                                                Director                                      August 8, 1997
------------------------------------
Joseph Parkinson

                                 EXHIBIT INDEX



Exhibit Number       Exhibit
--------------       -------
     4               Instruments Defining Rights of Shareholders.  Reference is made to Registrant's Registration
                     Statement No. 0-22248 on Form 8-A which is incorporated herein by reference pursuant to Item 3(d).
     5               Opinion and Consent of Brobeck, Phleger & Harrison LLP.
    23.1             Consent of Ernst & Young LLP, Independent Auditors.
    23.2             Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
    24               Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
    99.1             1993 Stock Option/Stock Issuance Plan (as Amended and Restated on March 18, 1997).
    99.2*            Notice of Grant of Stock Option and Stock Option Agreement.
    99.3*            Addendum to Stock Option Agreement (Change in Control).
    99.4*            Addendum to Stock Option Agreement (Special Tax Elections).
    99.5*            Addendum to Stock Option Agreement (Limited Stock Appreciation Right).
    99.6*            Addendum to Stock Option Agreement (Financial Assistance).
    99.7             Notice of Grant of Non-Employee Director Automatic Stock Option and Non-Employee Director Automatic
                     Stock Option Agreement.
    99.8*            Stock Issuance Agreement.
    99.9*            Addendum to Stock Issuance Agreement (Special Tax Elections).
    99.10**          Employee Stock Purchase Plan.
    99.11**          Form of Stock Purchase Agreement under Employee Stock Purchase Plan.
    99.12**          Form of Enrollment/Change Form under Employee Stock Purchase Plan.
    99.13**          Special Officer Participation Form under Employee Stock Purchase Plan.
    99.14            Amendment to the Employee Stock Purchase Plan.

         * Exhibits 99.2 through 99.6 are incorporated herein by reference to Exhibits 99.2 through 99.9, respectively, to Registrant's Registration Statement No. 33-70790 on Form S-8, filed with the Commission on October 22, 1993.

         * Exhibits 99.8 and 99.9 are incorporated herein by reference to Exhibits 99.8 and 99.9, respectively, to Registrant's Registration Statement No. 33-70790 on Form S-8, filed with the Commission on October 22, 1993.

         ** Exhibits 99.10 through 99.13 are incorporated herein by reference to Exhibits 99.11 through 99.13, respectively, to Registrant's Registration Statement No. 33-92572 on Form S-8, filed with the Commission on May 22, 1995.